Exhibit 99.1

Crimson Exploration Inc. to Present at the Johnson Rice & Co. 2010 Energy Conference
HOUSTON, September 30, 2010 (BUSINESS WIRE) -- Crimson Exploration Inc. (NasdaqGM:CXPO) will present at the Johnson Rice 2010 Energy Conference at the Ritz Carlton Hotel, 921 Canal Street, New Orleans, Louisiana on Thursday, October 7, 2010 at 10:15 a.m. CDT.

A live audio webcast of the presentation can be accessed at http://www.wsw.com/webcast/jr11/cxpo/ or by visiting the Company’s website at http://crimsonexploration.com. A copy of the presentation will be posted to the website in the “Investor Relations” section prior to the start of the Company’s presentation and a replay of the audio will be archived until Thursday, October 14, 2010.

Crimson Exploration is a Houston, TX-based independent energy company engaged in onshore oil & gas exploration and production in South Texas, East Texas, the Upper Gulf Coast and Colorado.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

SOURCE: Crimson Exploration Inc.

Crimson Exploration Inc., Houston
E. Joseph Grady, 713-236-7400